UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 23, 2017

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 23, 2017, Kosmos Energy Equatorial Guinea (“Kosmos”), a wholly-owned subsidiary of Kosmos Energy Ltd.,  and Trident Energy E.G Operations, Ltd. (“Trident”) (together with Kosmos, the “Purchasers”) entered into a share sale and purchase agreement, (the “Purchase Agreement”), with Hess Equatorial Guinea Investments Limited (“Hess Guinea”), a subsidiary of Hess Corporation (“Hess”) and other parties named therein. Pursuant to the Purchase Agreement, the Purchasers will each acquire 50% of Hess Guinea’s equity interests in the parent company of Hess Equatorial Guinea Inc., which entity owns an 80.75% participating interest in Block G offshore Equatorial Guinea. As a result of the acquisition, each of Kosmos and Trident will beneficially own a 40.375% participating interest in Block G.

Upon consummation of the acquisition, the beneficial ownership of the participating interests in Block G will be as follows:

•                  Kosmos: 40.375%

•                  Trident: 40.375%

•                  Tullow Oil: 14.25%

•                  The Republic of Equatorial Guinea, as managed by GEPetrol, the National Oil Company of the Republic of Equatorial Guinea: 5%

The Purchase Agreement provides for an initial consideration amount of $650 million.  However, the net cash consideration due from Kosmos is expected to be approximately $240 million, subject to post-completion adjustments, as a result of the Purchase Agreement’s effective date of January 1, 2017. Each Purchaser will be required to pay 50% of the total consideration payable.

Completion of the acquisition is subject to the satisfaction of customary closing conditions.

Item 7.01 Regulation FD Disclosure.

On October 23, 2017, the Company issued a news release announcing the entry into the agreement referred to above. A copy of the news release issued by the Company is attached hereto as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The Company’s estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations, or of preliminary results of past performance which are yet to be finalized. Although the Company believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to the Company. When used in this Current Report on Form 8-K, the words “anticipate,” “believe,” “intend,” “expect,” “estimate,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibits are furnished as part of this current report on Form 8-K:

	99.1	News Release dated October 23, 2017 announcing the acquisition of working interests in Block G offshore Equatorial Guinea.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2017

KOSMOS ENERGY LTD.

	By:	/s/ Thomas P. Chambers
Thomas P. Chambers
Senior Vice President and Chief Financial Officer